SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 421-6700

(Former name or former address, if changed since last report)

Item 5.  Material Events.

On September 29, 2003, AboveNet, Inc. and certain of its direct and indirect U.S. subsidiaries filed their monthly operating report for the month of August 2003 (the “Operating Report”) with the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Copies of the Operating Report are attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

 In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

The Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Exchange Act, and might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.

As previously announced, the Company is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as the Company’s auditors effective December 2001. In addition, the U.S. Securities and Exchange Commission (the “SEC”) initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof. The Company cannot predict how or when the investigation will be resolved.

The Company does not have audited financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003. The Company’s auditors are currently auditing and reviewing such financial statements. At this time, the Company cannot predict when such audits or reviews will be complete, but believes the Company will be required to restate previously issued financial reports for 2000 and prior years.  Any such restatements may be significant.  Further, because the Company’s auditors have indicated they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information.  Instead, the Company plans to incorporate all appropriate 2001 adjustments into the 2001 year end financial results.  The Company is not current with its quarterly or annual financial filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions. While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company’s securities do so at their own risk.

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on their behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

Item 7.  Financial Statements and Exhibits.

The Monthly Operating Report for August 2003 filed by the Company with the U.S. Bankruptcy Court for the Southern District of New York is filed as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABOVENET, INC.

	By:	/s/ Robert J. Sokota
Robert J. Sokota
Senior Vice President and General Counsel

Date: September 30, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report for August 2003 filed by Company with the U.S. Bankruptcy Court for the Southern District of New York.